UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K
__________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2010 (September 24, 2010)
__________

Penwest Pharmaceuticals Co.
 (Exact name of registrant as specified in its charter)
__________

Washington	001-34267	91-1513032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2981 Route 22, Suite 2, Patterson, New York	12563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 736-9378

Not Applicable
Former name or former address, if changed since last report
__________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

                  On September 30, 2010, Penwest Pharmaceuticals Co. (the “Company”) notified The NASDAQ Stock Market that it was not in compliance with NASDAQ Listing Rule 5605(c) relating to audit committee requirements because the Company no longer has a three member audit committee comprised of independent directors. The Company does not intend to remedy its non-compliance with such rule in light of its pending merger with an indirect wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc. (“Endo’), which is expected to close in early November 2010."

Item 8.01.	Other Events.

On September 30, 2010, the Company, issued a press release announcing that it will hold a special meeting of its shareholders at 10:00 a.m., local time, on Thursday, November 4, 2010 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, to vote on the proposal to approve the merger of West Acquisition Corp. a Delaware corporation (“Merger Sub”) and an indirect wholly owned subsidiary of Endo, with and into the Company (the “Merger”) and to approve the Agreement and Plan of Merger, dated as of August 9, 2010, by and among the

Company, Merger Sub and Endo (“Merger Agreement”).  The Company's shareholders of record as of the close of business on Friday, September 24, 2010 will be entitled to receive notice of and to vote at the special meeting.  The approval of the Merger Agreement requires the affirmative vote of the holders of a majority of all the outstanding shares of common stock, par value $0.001 per share (“Shares”), of the Company, entitled to vote at the special meeting.  Endo and its affiliates own approximately 90.56% of the Shares, and such Shares represent a quorum and sufficient votes to approve the Merger and the Merger Agreement.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the Merger; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission (the “SEC”) by the Company. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at www.penwest.com. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the proposed merger, in which Merger Sub shall be merged with and into the Company, the Company filed a preliminary proxy statement with the SEC on September 7, 2010, as amended on September 24, 2010. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders will be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Penwest Pharmaceuticals Co., Attn: Corporate Secretary, 2981 Route 22, Suite 2, Patterson, New York 12563, telephone: (877) 736-9378, or from the Company’s website, http://www.penwest.com.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company's preliminary proxy statement filed with the SEC on September 7, 2010, as amended on September 24, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents regarding the Merger, when filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Penwest Pharmaceuticals Co. on September 30, 2010, announcing the record date and the date of the special meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
(Registrant)

By:	/s/ Jennifer L. Good
Name:	Jennifer L. Good
Title:	President and Chief Executive Officer

Dated: September 30, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Penwest Pharmaceuticals Co. on September 30, 2010, announcing the record date and the date of the special meeting of shareholders.